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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 7, 2005


                            HINES HORTICULTURE, INC.
                            ------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                  DELAWARE               000-24439      33-0803204
         ------------------------------------------------------------------
         (STATE OR OTHER             (COMMISSION FILE   (IRS EMPLOYER
         JURISDICTION OF             NUMBER)            IDENTIFICATION NO.)
         INCORPORATION)

                  12621 JEFFREY ROAD, IRVINE, CALIFORNIA 92620
                  --------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (949) 559-4444



                                 NOT APPLICABLE
                                 --------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS (SEE GENERAL INSTRUCTION A.2. BELOW):

( ) WRITTEN COMMUNICATIONS PURSUANT TO RULE 425 UNDER THE SECURITIES ACT (17 CFR 230.425)
( ) SOLICITING MATERIAL PURSUANT TO RULE 14a-12 UNDER THE EXCHANGE ACT (17 CFR 240.14a-12)
( ) PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 14d-2(b) UNDER THE EXCHANGE ACT (17 CFR 240.14d-2(b))
( ) PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 13e-4(c) UNDER THE EXCHANGE ACT (17 CFR 240.13e-4(c))



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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed, on September 12, 2005, Hines Nurseries, Inc. (the "Company"), a subsidiary of Hines Horticulture, Inc. ("Hines Horticulture"), negotiated and entered into the Real Property Purchase and Sale Agreement and Escrow Instructions, which was amended pursuant to a previously disclosed oral amendment on October 26, 2005 (as amended, the "Agreement"), with Quantum Ventures, LLC (the "Buyer") to sell approximately 121.92 acres of unimproved property located at 17455 SW 157th Avenue, Miami-Dade County, Florida (the "Property"). Pursuant to the terms of Agreement, on November 7, 2005, the Company entered into a lease agreement with the Buyer pursuant to which the Company will lease the entire Property for a one-year period, with a thirty-day extension right, and will then vacate approximately 32.71 acres. The Company will lease the remaining 89.21 acres for an additional one-year period, with extension rights for an additional ninety days, and will then vacate the remaining acreage. The Company will pay the Buyer rent of approximately $500 per outstanding acre, annually, during the lease term.

The above description of the lease agreement is qualified in its entirety by reference to the copy of the lease agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 7, 2005, pursuant to the Agreement, the Company completed the sale of the Property to the Buyer for $47.8 million (the "Purchase Price"), which was paid to the Company in cash. The Buyer, headquartered in Coral Gables, Florida, is a residential real estate developer and homebuilder in South Florida.

As previously disclosed, in addition to the Purchase Price, the Agreement provides that the Buyer will pay to the Company a deferred purchase price payment in the event the Property is subdivided or otherwise entitled for the development of more than four residences per acre. The Buyer has agreed to pay the Company $40,000 for every residential lot created within the Property in excess of four lots per acre. The Buyer is under no commitment to seek residential lots in excess of four per acre, and it is very possible that the Buyer will not receive zoning for the excess lots or pay any deferred purchase price. It is expected that the maximum possible density per acre would be five residential lots, however, at the time of this filing, the maximum possible density per acre of the Property has not been determined. The deferred purchase price payment will be due and payable upon recordation of final plats consummating the residential subdivision of the Property.

The above description of the Agreement is qualified in its entirety by reference to the copy of the Real Property Purchase and Sale Agreement and Escrow Instructions and amendment thereto which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and which is incorporated herein by reference.

There are statements herein which are forward-looking statements. These forward-looking statements include, but are not limited to, statements about zoning entitlements and the possible payment of the deferred purchase price. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Hines Horticulture's actual results to differ materially from those expressed or implied by these forward-looking statements. Among the factors or risks that could cause actual results or events to differ from those in the forward-looking statements contained herein include the fact that the Property may not be zoned for additional lots per acre triggering the deferred purchase price.

You should not unduly rely on these forward-looking statements as they speak only as of the date hereof. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Business Acquired

                  Not applicable.

         (b)      Pro Forma Financial Information

                  Not applicable.

         (c)      Exhibits.

                  10.1 Lease Agreement, dated November 7, 2005, by and between Hines Nurseries, Inc. and Quantum Ventures, LLC
                  10.2 Real Property Purchase and Sale Agreement and Escrow Instructions, dated September 12, 2005, by and between Hines Nurseries, Inc. and Quantum Ventures, LLC
                  10.3 Summary of Oral Amendment to Real Property Purchase and Sale Agreement and Escrow Instructions, dated September 12, 2005, by and between Hines Nurseries, Inc. and Quantum Ventures, LLC


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SIGNATURE
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 9, 2005      HINES HORTICULTURE, INC.

                                By: /s/ Claudia M. Pieropan
                                    -----------------------
                                    Claudia M. Pieropan
                                    Chief Financial Officer, Secretary and
                                    Treasurer
                                    (principal financial and accounting officer)


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